For Immediate Release
October 18, 2007

Contact: Mark Garwood
President / CEO
Epic Bancorp
415-526-6400

Epic Bancorp Announces Quarterly Financial Results;

Nine-Month Net Income and EPS Increase

Third Quarter Revenue at Record Level

San Rafael, CA, October 18, 2007— Epic Bancorp (the “Company”) (NASDAQ:EPIK), the parent company of Tamalpais Bank and Epic Wealth Management, today reported net income for the quarter ended September 30, 2007 of $985,000, or $0.25 per diluted share, compared with net earnings of $1,052,000, or $0.26 per diluted share for the same quarter ended in 2006.

These results represent a 6.4% decrease in net income and a 3.8% decrease in diluted earnings per share (EPS) over the comparable period last year. Per share results for 2006 have been restated for the 7% stock dividend paid February 14, 2007.

However, for the nine months ended September 30, net income was $3,070,000, an increase of $217,000 or 7.6% over net income of $2,853,000 in the comparable period last year. Year-to-date diluted earnings per share of $0.77 increased 6.9% from $0.72 in comparable period last year.

“Although we are operating in an extremely competitive environment, we continue on track with our strategic plan objectives,” said Mark Garwood, President/CEO. “We had a record level of revenue in the third quarter as we made progress in controlling operating expenses and reduced personnel expenses by 4.7% in the third quarter compared to the same period in 2006.”

Epic Bancorp
Press Release
October 18, 2007

For the period, net interest income before provision for loan losses increased 3.1% and noninterest income increased 9.1% over the same period in 2006. The interest margin, although down from the prior year, widened by nine basis points from the second quarter of 2007 to 3.53%.

“We expect the refinancing of our trust preferred securities,” he said “will provide ongoing shareholder value by lowering interest expense $221,000 per year, and we have increased noninterest checking accounts by 31% so far this year.”

For the three and nine months ended September 30, 2007, results were also affected by a nonrecurring expense of $200,000 for the expensing of unamortized placement fees on the $10 million for the trust preferred securities whose pay off was accrued as of September 30, 2007. This $200,000 expense reduced diluted earnings per share by $0.03 for the quarter and year-to-date. As previously disclosed, the $10 million of trust preferred securities carried a floating interest rate of three-month LIBOR plus 3.65%. The funds utilized to redeem these trust preferred securities were primarily obtained from the issuance of $10 million in new trust preferred securities, bearing a floating interest rate of three-month LIBOR plus 1.44%.

“Our asset quality has remained very strong,” Garwood said, “and has been unaffected by the turmoil in the mortgage markets. We have no nonperforming assets, and only $1000 in loan charge-offs so far this year. We are encouraged by having begun the fourth quarter with a strong loan pipeline.”

“We have also made significant progress in our stock buy-back program. Through September 30, 2007 we had repurchased 77,300 shares at a weighted average price of $12.84 per share. This is 38.5% of our targeted repurchase amount after less than three weeks of repurchase activity,” Garwood said.

The total assets of the Company increased to $543.0 million as of September 30, 2007, up $39.5 million (7.8%) from $503.5 million as of December 31, 2006 and up $21.2 million (4.1%) from June 30, 2007.

Epic Bancorp
Press Release
October 18, 2007

For the three months ended September 30, 2007 compared to 2006 and for the nine months ended September 30, 2007 compared to year end:

•	gross loans increased by $11.6 million (2.6%) and $23.6 million (5.5%), respectively, to $449.6 million;

•	deposits remained flat at $369.6 million;

•	noninterest checking accounts increased by $1.8 million (8.0%) and $5.6 million (31.0%), respectively, to $23.8 million;

•	stockholders’ equity increased by $0.3 million (0.8%) and $2.4 million (7.8%), respectively, to $33.3 million; and,

•	a bank owned life insurance (BOLI) asset was purchased in the second quarter, 2007 with a book value of $10.2 million.

The Company’s net interest income before its provision for loan losses was $4,514,000 in the third quarter of 2007, an increase of 3.1% compared to $4,379,000 in the same period in 2006. The increase in net interest income was primarily attributable to an increase in earnings assets, partially offset by a narrowing net interest margin compared to the prior year period.

The Company’s net interest income before its provision for loan losses for the nine months ended September 30, 2007 was $13,018,000, a decrease of 1.5% compared to $13,219,000 in the same period in 2006. The decrease in net interest income was primarily attributable to a narrowing net interest margin, partially offset by an increase in earning assets.

The provision for loan losses was $116,000 in the third quarter of 2007 compared to a recovery of $69,000 in the same period in 2006. The provision for the first nine months of 2007 was $40,000 as compared to an expense of $401,000 in the same period in 2006. The Company ended the quarter with no nonaccrual loans.

Noninterest income in the third quarter of 2007 was $609,000, a 9.1% increase compared to $558,000 in the same period in 2006. Noninterest income for the first nine months of 2007 was $1,854,000, a 9.6% increase compared to $1,691,000 for the same period in 2006.

Epic Bancorp
Press Release
October 18, 2007

Increases in Epic Wealth Management’s assets under management produced third quarter and year-to-date Registered Investment Advisory Services fee income increases of 26% and 17%, respectively, over the prior year periods due. Third quarter and year-to-date income from the bank owned life insurance asset totaled $137,000 and $250,000, respectively. That form of income was not recognized in the prior year.

Total noninterest expense in the third quarter of 2007 was $3,552,000, a 7.8% increase compared to $3,294,000 for the same period in 2006. This increase in noninterest expense was primarily due to a $282,000 increase in other administrative expenses, of which $200,000 was due to the expensing of unamortized placement fees on the $10 million of trust preferred securities that were paid off effective September 30, 2007.

Total noninterest expense for the first nine months of 2007 was $10,098,000, a 1.8% increase compared to $9,918,000 for the same period in 2006. Personnel expenses decreased by $523,000 (8.6%) in the first nine months of 2007, as the Company has been able to grow its balance sheet while decreasing personnel expenses. Offsetting this decrease was an increase of $471,000 in other administrative expenses.

About Epic Bancorp

Epic Bancorp (www.epicbancorp.com) based in San Rafael, CA, is the parent company of Tamalpais Bank and Epic Wealth Management. The Company had $543 million in assets and $370 million in deposits as of September 30, 2007. Shares of the Company’s common stock are traded on the NASDAQ Capital Market System under the symbol EPIK. For additional information, please contact Mark Garwood at 415-526-6400.

About Tamalpais Bank

Tamalpais Bank, a wholly owned subsidiary of Epic Bancorp, operates seven branches in Marin County and a loan production office in Santa Rosa. The branches are located in Corte Madera, Greenbrae, Mill Valley, San Anselmo, San Rafael, Terra Linda, and Tiburon/Belvedere.

Epic Bancorp
Press Release
October 18, 2007

About Epic Wealth Management

Epic Wealth Management specializes in helping clients of Tamalpais Bank and other high net worth families reach their lifetime financial goals through a collaborative, comprehensive and education-oriented approach to investment management. Epic Wealth Management is located San Rafael. For additional information about Epic Wealth Management, please call 415-526-4300.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Epic Wealth Management. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability of our wealth management business, and (7) other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Epic Bancorp
Press Release
October 18, 2007

EPIC BANCORP AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30 2007	December 31, 2006	$ Change	% Change

	(unaudited)
Assets
Cash and cash equivalents:
Cash and due from banks	$5,729,713	$3,750,262	$1,979,451	52.8%
Federal funds sold	7,121,008	8,525,772	(1,404,764)	-16.5%

Total Cash and Cash Equivalents	12,850,721	12,276,034	574,687	4.7%
Interest-bearing time deposits in other financial institutions	619,489	987,305	(367,816)	-37.3%

Investment securities
Available-for-sale	38,547,015	26,515,887	12,031,128	45.4%
Held-to-maturity, at cost	15,630,162	21,823,305	(6,193,143)	-28.4%
Federal Home Loan Bank restricted stock, at cost	5,565,400	5,891,900	(326,500)	-5.5%
Pacific Coast Banker’s Bank restricted stock, at cost	50,000	50,000	—	0.0%
Loans receivable	449,606,483	426,006,504	23,599,979	5.5%
Less: Allowance for loan losses	(4,710,881)	(4,671,596)	(39,285)	0.8%

	444,895,602	421,334,908	23,560,694	5.6%
Bank premises and equipment, net	4,858,406	5,274,915	(416,509)	-7.9%
Accrued interest receivable	3,179,135	3,297,170	(118,035)	-3.6%
Cash surrender value of bank-owned life insurance	10,249,601	—	10,249,601	N/A
Other assets	6,540,514	6,062,952	477,562	7.9%

Total Assets	$542,986,045	$503,514,376	$39,471,669	7.8%

Liabilities and Stockholders’ Equity
Liabilities
Deposits
Noninterest-bearing deposits	23,762,298	$18,134,565	$5,627,733	31.0%
Interest-bearing checking deposits	6,837,892	8,432,730	(1,594,838)	-18.9%
Money market and saving deposits	154,045,185	150,011,698	4,033,487	2.7%
Certificates of deposit greater than or equal to $100,000	114,532,277	129,011,093	(14,478,816)	-11.2%
Certificates of deposit less than $100,000	70,426,211	64,214,598	6,211,613	9.7%

Total Deposits	369,603,863	369,804,684	(200,821)	-0.1%
Federal Home Loan Bank Advances	113,411,200	86,250,777	27,160,423	31.5%
Junior Subordinated Debentures	13,403,000	13,403,000	—	0.0%
Accrued interest payable and other liabilities	13,281,392	3,175,055	10,106,337	318.3%

Total Liabilities	509,699,455	472,633,516	37,065,938	7.8%

Commitment and Contingencies	—	—	—	—

Stockholders’ Equity
Common stock, no par value; 10,000,000 shares authorized; 3,935,790 and 3,960,852 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	9,640,091	10,384,816	(744,725)	-7.2%
Paid-In-Capital	647,971	381,993	265,978	69.6%
Retained earnings	22,946,093	20,236,571	2,709,522	13.4%
Accumulated other comprehensive income/loss	52,435	(122,520)	174,955	-142.8%

Total Stockholders’ Equity	33,286,590	30,880,860	2,405,730	7.8%

Total Liabilities and Stockholders’ Equity	$542,986,045	$503,514,376	$39,471,669	7.8%

Epic Bancorp
Press Release
October 18, 2007

EPIC BANCORP AND SUBSIDIARIES
Consolidated Statements of Income
For the Periods Ended September 30, 2007 and 2006

	Three Months Ended Septemhber 30,		Nine Months Ended September 30,

	2007	2006	2007	2006

	(Unaudited)		(Unaudited)
Interest Income
Interest and fees on loans	$9,210,617	$8,677,032	$26,950,769	$24,353,710
Interest on investment securities	657,604	502,304	1,785,291	1,388,988
Interest on Federal funds sold	24,078	88,228	137,392	200,620
Interest on other investments	65,607	64,407	201,845	221,579
Interest on deposits in other financial institutions	9,414	11,239	32,184	32,969

Total Interest Income	9,967,320	9,343,210	29,107,481	26,197,866

Interest Expense
Interest expense on deposits	3,935,919	3,645,503	12,129,240	9,444,824
Interest expense on borrowed funds	1,215,772	1,015,995	3,073,257	2,785,183
Interest expense on Junior Subordinated Debentures	301,931	302,477	886,698	748,857

Total Interest Expense	5,453,622	4,963,975	16,089,195	12,978,864

Net Interest Income Before Provision for Loan Losses	4,513,698	4,379,235	13,018,286	13,219,002

Provision for Loan Losses	116,420	(68,798)	40,285	401,309

Net Interest Income After Provision for Loan Losses	4,397,278	4,448,033	12,978,001	12,817,693

Noninterest Income
Gain on sale of loans, net	68,817	213,359	485,873	743,666
Loss on sale of securities, net	—	—	—	(1,820)
Loan servicing	51,045	43,785	127,234	108,980
Registered Investment Advisory Services fee income	153,605	121,865	439,558	374,272
Other income	335,124	179,039	801,206	466,174

Total Noninterest Income	608,591	558,048	1,853,871	1,691,272

Noninterest Expenses
Salaries and benefits	1,833,327	1,923,518	5,567,822	6,091,192
Occupancy	383,250	361,384	1,101,390	1,057,916
Advertising	96,027	84,965	306,330	292,037
Professional	80,102	121,814	352,686	292,819
Data processing	146,198	104,053	350,583	300,090
Equipment and depreciation	252,345	219,984	669,488	604,574
Other administrative	760,689	478,638	1,749,934	1,279,175

Total Noninterest Expense	3,551,938	3,294,356	10,098,233	9,917,803

Income Before Income Taxes	1,453,931	1,711,725	4,733,639	4,591,162
Provision for Income Taxes	469,281	659,632	1,663,969	1,738,216

Net Income	$984,650	$1,052,093	$3,069,670	$2,852,946

Earnings Per Share
Basic	$0.25	$0.26	$0.77	$0.72

Diluted	$0.25	$0.26	$0.77	$0.72

Epic Bancorp
Press Release
October 18, 2007

EPIC BANCORP AND SUBSIDIARIES
Selected Ratios and Other Data
Unaudited
(Dollars in Thousands Except Per Share Amounts)

	At or For the Three Months Ended September 30,		At or For the Nine Months Ended September 30,

	2007	2006	2007	2006

Profitability Ratios:
Return on average assets	0.74%	0.84%	0.80%	0.79%
Return on average equity	11.73%	14.29%	12.55%	13.36%
Net Interest Margin	3.53%	3.57%	3.52%	3.75%
Efficiency ratio	69.3%	66.7%	67.9%	66.5%

Other Information:
Average total assets	$530,139	$498,569	$513,181	$483,270
Average interest earning assets	$507,645	$487,132	$495,195	$471,776
Average equity	$33,570	$29,444	$32,605	$28,479
Average Basic Shares Outstanding	3,997,353	3,951,153	3,983,095	3,948,281
Average Diluted Shares Outstanding	3,997,181	3,953,608	4,011,351	3,952,625
Basic earnings per share	$0.25	$0.26	$0.77	$0.72
Diluted earnings per share	$0.25	$0.26	$0.77	$0.72

	At September 30, 2007	At December 31, 2006

Share Information:
Book value per share	$8.46	$7.80
Shares outstanding	3,935,790	3,960,852

Asset Quality Information:
Non-performing loans	$—	$—
Other real estate owned	—	—
Allowance for loan losses	$4,711	$4,672
Non-performing loans / total loans	0.00%	0.00%
Non-performing assets / total assets	0.00%	0.00%
Allowance for loan losses / loans outstanding	1.05%	1.10%
Allowance for loan losses / non-accrual loans	N/A	N/A

Tamalpais Bank Capital Ratios:
Tier 1 leverage ratio	8.57%	8.62%
Tier 1 risk based capital ratio	9.68%	9.70%
Total risk based capital ratio	10.69%	10.75%

Epic Bancorp
Press Release
October 18, 2007

EPIC BANCORP AND SUBSIDIARIES
 Average Balance Sheets (Unaudited)

	For the Three Months Ended

(dollars in thousands)	9/30/07			9/30/06

	Average Balance	Interest Income/ Expense	Yields Earned/ Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Paid

Assets
Investment securities - Muni’s (1,2)	$4,316	$43	5.58%	$—	$—	N/A
Investment securities - taxable (2)	50,845	615	4.80%	48,851	502	4.08%
Other investments	5,123	66	5.11%	6,056	64	4.19%
Interest bearing deposits in other financial institutions	786	9	4.54%	1,317	12	3.61%
Federal funds sold	2,132	24	4.47%	6,955	88	5.02%
Loans (3)	444,443	9,210	8.22%	423,953	8,677	8.12%

Total Interest Earning Assets	507,645	9,967	7.79%	487,132	9,343	7.61%
Allowance for loan losses	(4,621)			(4,658)
Cash and due from banks	4,374			4,823
Net premises, furniture and equipment	4,916			5,112
Other assets	17,825			6,160

Total Assets	$530,139			$498,569

Liabilities and Shareholders’ Equity
Interest bearing checking	$7,371	11	0.59%	$7,576	12	0.63%
Savings deposits (4)	159,732	1,676	4.16%	151,753	1,612	4.21%
Time deposits	177,516	2,249	5.03%	171,185	2,022	4.69%
Other borrowings	105,142	1,216	4.59%	104,252	1,016	3.87%
Junior Subordinated Debentures	20,276	302	5.91%	13,403	302	8.94%

Total Interest Bearing Liabilities	470,037	5,454	4.60%	448,169	4,964	4.39%
Noninterest deposits	21,245			18,061
Other liabilities	5,287			2,895

Total Liabilities	496,569			469,125
Shareholders’ Equity	33,570			29,444

Total Liabilities and Shareholders’ Equity	$530,139			$498,569

Net interest income		$4,513			$4,379

Net interest spread (5)			3.19%			3.22%
Net interest margin (6)			3.53%			3.57%

(1) Yields on securities and certain loans have been adjusted upward to a “fully taxable equivalent” (“FTE”) basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.

(2) The yields for securities were computed using the average amortized cost and therefore do not give effect for changes in fair value.

(3) Loans, net of unearned income, include non-accrual loans but do not reflect average reserves for possible loan losses.

(4) Savings deposits include Money Market accounts.

(5) Net interest spread is the interest differential between total interest earning assets and total interest-bearing liabilities.

(6) Net interest margin is the net yield on average interest earning assets.

Epic Bancorp
Press Release
October 18, 2007

EPIC BANCORP AND SUBSIDIARIES
Average Balance Sheets (Unaudited)

	For the Nine Months Ended

(dollars in thousands)	9/30/07			9/30/06

	Average Balance	Interest Income/ Expense	Yields Earned/ Paid	Average Balance	Interest Income/ Expense	Yields Earned/ Paid

Assets
Investment securities - Muni’s (1,2)	$2,401	$71	5.58%	$—	$—	N/A
Investment securities - taxable (2)	49,248	1,714	4.65%	47,045	$1,389	3.95%
Other investments	5,093	202	5.30%	6,061	222	4.90%
Interest bearing deposits in other financial institutions	972	32	4.40%	1,187	33	3.72%
Federal funds sold	3,581	137	5.12%	5,633	200	4.75%

Loans (3)	433,900	26,951	8.30%	411,850	24,354	7.91%
Total Interest Earning Assets	495,195	29,107	7.86%	471,776	26,198	7.42%
Allowance for loan losses	(4,639)			(4,485)
Cash and due from banks	4,386			5,248
Net premises, furniture and equipment	5,068			4,838
Other assets	13,171			5,893

Total Assets	$513,181			$483,270

Liabilities and Shareholders’ Equity
Interest bearing checking	$7,664	35	0.61%	$7,235	34	0.63%
Savings deposits (4)	156,499	5,142	4.39%	157,709	4,551	3.86%
Time deposits	181,824	6,951	5.11%	151,789	4,860	4.28%
Other borrowings	94,183	3,073	4.36%	105,580	2,785	3.53%
Junior Subordinated Debentures	15,719	887	7.54%	11,524	749	8.69%

Total Interest Bearing Liabilities	455,889	16,088	4.72%	433,837	12,979	4.00%
Noninterest deposits	20,471			17,761
Other liabilities	4,216			3,193

Total Liabilities	480,576			454,791
Shareholders’ Equity	32,605			28,479

Total Liabilities and Shareholders’ Equity	$513,181			$483,270

Net interest income		$13,019			$13,219

Net interest spread (5)			3.14%			3.42%
Net interest margin (6)			3.52%			3.75%

(1) Yields on securities and certain loans have been adjusted upward to a “fully taxable equivalent” (“FTE”) basis in order to reflect the effect of income which is exempt from federal income taxation at the current statutory tax rate.

(2) The yields for securities were computed using the average amortized cost and therefore do not give effect for changes in fair value.

(3) Loans, net of unearned income, include non-accrual loans but do not reflect average reserves for possible loan losses.

(4) Savings deposits include Money Market accounts.

(5) Net interest spread is the interest differential between total interest earning assets and total interest-bearing liabilities.

(6) Net interest margin is the net yield on average interest earning assets.